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Exhibit 5.1

September 2, 2011

Geokinetics Inc.
1500 CityWest Blvd.
Suite 800
Houston, Texas 77042

Ladies and Gentlemen:

        We are acting as counsel to Geokinetics Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3, as the same may be amended from time to time (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the offer and sale of up to 1,041,668 shares (the "Shares") of the Company's common stock, par value $0.01 per share ("Common Stock"), by WB Seismic, Ltd., ECF Value Fund, L.P., ECF Value Fund II, L.P., and ECF Value Fund International, Ltd. (the "Selling Shareholders") as set forth in the Registration Statement. The Shares may be sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein and supplements to the prospectus pursuant to Rule 415 under the Act.

        We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies. We have also assumed that, upon sale and delivery, valid book-entry notations for the issuance of the Shares in uncertificated form will have been duly made in the share register of the Company. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company, all of which we assume to be true, correct and complete.

        Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized, and are validly issued, fully paid and nonassessable.

        The opinions and other matters in this letter are qualified in their entirety and subject to the following:

          A.    We express no opinion as to the laws of any jurisdiction other than the laws of the State of Delaware and the federal laws of the United States of America.

          B.    We have further assumed that, (i) at the time of sale of the Shares, the Company will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of incorporation, (ii) the Registration Statement has been declared effective and will remain effective under the Securities Act of 1933, (iii) the terms of the Shares and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of, the articles of incorporation and bylaws of the Company and any applicable law or any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iv) none of the documents reviewed by us as of the date hereof have been rescinded or modified in any manner inconsistent with the opinion expressed herein.

          C.    This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption "Legal Matters." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,
/s/ Haynes and Boone, LLP

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  Exhibit 5.1